News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS FOURTH FISCAL QUARTER AND FISCAL YEAR-END 2015 RESULTS
-- Fourth Quarter Net Income of $83 Million, or $0.73 per Diluted Share --
-- Fourth Quarter Adjusted Income of $118 Million, or $1.03 per Diluted Share --
-- Assets Under Management of $703 Billion and Long-Term Net Inflows of $6.2 Billion --
-- Fiscal Year 2015 Long-Term Net Inflows of $16.5 Billion --
-- Quarterly Dividend Increased by 25% to $0.20 per share --

Baltimore, Maryland - May 1, 2015 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the fourth fiscal quarter and fiscal year-ended March 31, 2015. The Company reported net income1 of $83.0 million, or $0.73 per diluted share, as compared to $77.0 million, or $0.67 per diluted share, in the previous quarter, and net income of $68.9 million, or $0.58 per diluted share, in the fourth quarter of fiscal 2014. Adjusted income2 for the fourth fiscal quarter was $117.9 million, or $1.03 per diluted share, as compared to $113.1 million, or $0.98 per diluted share, in the previous quarter and $103.5 million, or $0.86 per diluted share, in the fourth quarter of fiscal 2014. For the current quarter, operating revenues were $702.3 million, down 2% from $719.0 million in the prior quarter, and up 3% compared to $681.4 million in the fourth quarter of fiscal 2014. Operating expenses were $573.4 million, down 4% from $599.6 million in the prior quarter, and up 2% compared to $562.1 million in the fourth quarter of fiscal 2014.

Net income for fiscal year 2015 was $237.1 million, or $2.04 per diluted share, as compared to net income of $284.8 million, or $2.33 per diluted share, for fiscal year 2014. In fiscal 2015, Legg Mason completed a debt refinancing that resulted in a $107.1 million charge, or $0.59 per diluted share. Adjusted income for the year was $378.8 million, or $3.26 per diluted share, as compared to adjusted income of $417.8 million, or $3.41 per diluted share for fiscal year 2014. Operating revenues for fiscal year 2015 were $2.8 billion, up 3% from $2.7 billion for fiscal year 2014. Operating expenses for fiscal year 2015 of $2.3 billion were flat compared to fiscal year 2014.

Assets Under Management (“AUM”) were $702.7 billion as of March 31, 2015, down 1% from $709.1 billion as of December 31, 2014, and up slightly from $701.8 billion as of March 31, 2014.

(Amounts in millions, except per share amounts)
	Quarters Ended			Fiscal Year Ended
	Mar	Dec	Mar	Mar	Mar
	2015	2014	2014	2015	2014
Total Operating Revenues	$702.3	$719.0	$681.4	$2,819.1	$2,741.8
Total Operating Expenses	573.4	599.6	562.1	2,320.9	2,310.9
Operating Income	128.9	119.4	119.3	498.2	430.9
Net Income[1]	83.0	77.0	68.9	237.1	284.8
Adjusted Income[2]	117.9	113.1	103.5	378.8	417.8
Net Income Per Share - Diluted[1]	0.73	0.67	0.58	2.04	2.33
Adjusted Income Per Share - Diluted[2]	1.03	0.98	0.86	3.26	3.41

(1) Net Income Attributable to Legg Mason, Inc.
(2) See “Use of Supplemental Non-GAAP Financial Information” below.

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Comments on the Fourth Quarter of Fiscal Year 2015 Results

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Legg Mason reported another quarter of solid operating performance despite a challenging environment for active managers. Long-term inflows of $6.2 billion were driven by positive flows at Western, Brandywine, ClearBridge and Martin Currie. We continued to integrate and commercialize the strategies of QS Investors and Martin Currie, bringing their new capabilities and products to our clients. Our global retail distribution platform also showed continued momentum, as we expanded market share across a number of categories and channels and recorded positive flows in all of our regions. Complementing our organic growth and strategic operating progress, we maintained our commitment to expense management and a balanced approach to returning capital to shareholders.
“Turning to our full fiscal year 2015 results, Legg Mason recorded $16.5 billion in net long term inflows, evidencing a return to organic growth and reinforcing the strength and diversification of our affiliate model. We are experiencing significant momentum in active investment strategies, and have expanded our suite of next generation investment products to further serve the evolving needs of investors globally. In fiscal 2016, we will continue to prudently deploy cash, balancing targeted investments in our business with returning capital to shareholders through dividends and share repurchases.”
Assets Under Management of $703 Billion

AUM decreased to $702.7 billion at March 31, 2015 compared with $709.1 billion at December 31, 2014, driven by liquidity outflows of $15.3 billion. This was partially offset by long-term net inflows of $6.2 billion as well as $2.7 billion in positive market performance. AUM was up slightly from $701.8 billion at March 31, 2014.

•	Long-term net inflows of $6.2 billion included fixed income inflows of $7.6 billion, which were slightly offset by equity outflows of $1.4 billion for the quarter ended March 31, 2015.

•	At March 31, 2015, fixed income represented 54% of AUM, while equity represented 28%, and liquidity represented 18% of AUM.

•	By geography, 64% of AUM was from clients domiciled in the United States and 36% from non-US domiciled clients.

•
Average AUM during the quarter was $707.1 billion compared to $710.9 billion in the prior quarter and $689.0 billion in the fourth quarter of fiscal year 2014. Average long-term AUM was $571.5 billion compared to $565.8 billion in the prior quarter and $543.9 billion in the fourth quarter of fiscal year 2014.

Comparison to the Third Quarter of Fiscal Year 2015
Net income was $83.0 million, or $0.73 per diluted share, as compared with net income of $77.0 million, or $0.67 per diluted share, in the third quarter of fiscal year 2015.

•	Operating revenues of $702.3 million were down 2% from $719.0 million in the prior quarter, primarily due to two fewer days in the current quarter and a decrease in performance fees.

•
Operating expenses of $573.4 million were down 4% from $599.6 million in the prior quarter which included $12.8 million in costs related to the QS Investors integration and other corporate initiatives. In addition, the prior quarter expenses included costs of $5.7 million related to the sale of Legg Mason Investment Counsel ("LMIC") and the acquisition of Martin Currie. The current quarter expenses included a $3.1 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $2.2 million in the prior quarter. In addition, the current quarter included lower revenue share compensation related to lower revenues.

•
Other non-operating expense was $2.1 million compared to $1.3 million in the prior quarter. Gains on corporate investments, not offset in compensation, were $6.1 million compared with gains of $2.0 million in the third fiscal quarter. Both quarters included gains on funded deferred compensation and seed investments, as described above. The current quarter also included higher interest expense, primarily due to incremental accretion related to contingent consideration liabilities, while the prior quarter included a gain of $1.9 million related to the sale of LMIC. In addition, the current quarter included $1.2 million in

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gains associated with consolidated investment vehicles compared to $3.1 million of gains in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 18.4%, as compared to 16.6% in the prior quarter. Operating margin, as adjusted[2], was 23.8%, as compared to 21.4% in the prior quarter.

•	Adjusted income was $117.9 million, or $1.03 per diluted share, as compared to adjusted income of $113.1 million, or $0.98 per diluted share, in the prior quarter.

Comparison to the Fourth Quarter of Fiscal Year 2014
Net income was $83.0 million, or $0.73 per diluted share, as compared with $68.9 million, or $0.58 per diluted share, in the fourth quarter of fiscal year 2014.

•
Operating revenues of $702.3 million were up 3% compared with $681.4 million in the fourth quarter of fiscal year 2014, reflecting higher advisory fee revenues due to a 5% increase in average long-term AUM and an increase in performance fees.

•
Operating expenses of $573.4 million were up 2% compared with $562.1 million in the fourth quarter of fiscal year 2014. The current quarter included incremental expenses related to the inclusion of Martin Currie's results, offset in part by the exclusion of LMIC's results. The current quarter included $5.6 million of additional expenses related to investments in our global retail distribution business. In addition, the current quarter expenses included a gain of $3.1 million in the market value of deferred compensation and seed investments, which are recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $4.4 million in the prior year quarter.

•
Other non-operating expense was $2.1 million, as compared to $7.4 million in the fourth quarter of fiscal year 2014. Gains on corporate investments, not offset in compensation, were $6.1 million compared with gains on corporate investments of $4.4 million in the fourth quarter of fiscal year 2014. Both quarters included gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter also included $1.2 million in gains associated with consolidated investment vehicles, as compared to $3.6 million in losses in the prior year quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 18.4%, as compared to 17.5% in the fourth quarter of fiscal year 2014. Operating margin, as adjusted, was 23.8%, as compared to 23.3% in the fourth quarter of fiscal year 2014.

•	Adjusted income was $117.9 million, or $1.03 per diluted share, as compared to adjusted income of $103.5 million, or $0.86 per diluted share, in the fourth quarter of fiscal year 2014.
Comparison to the Full Year Fiscal Year 2014
Net income was $237.1 million, or $2.04 per diluted share, as compared with net income of $284.8 million, or $2.33 per diluted share for fiscal year 2014. The current year's results included a pre-tax charge of $107.1 million, or $0.59 per diluted share, related to a debt refinancing.

•	Operating revenues of $2.8 billion increased 3% from $2.7 billion in fiscal year 2014, due to increased average long-term AUM, which more than offset a decrease in performance fees.

•
Operating expenses of $2.3 billion were flat compared to fiscal year 2014. The current year's expenses included a $9.4 million gain in the market value of deferred compensation and seed investments which are recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $17.0 million in fiscal year 2014. Fiscal 2015 expenses included $39.2 million in costs related to the QS Investors integration and other corporate initiatives compared to $31.9 million in fiscal year 2014. The current year included additional expenses related to investments in our global retail distribution business. The current year also included higher revenue share compensation related to higher revenues.

•
Other non-operating expense was $130.2 million, as compared to $11.3 million in expenses in fiscal year 2014. The current year included a debt refinancing charge of $107.1 million. Gains on corporate investments, not offset in compensation were $10.5 million compared with $19.2 million of gains in fiscal

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2014. Both years also included gains on funded deferred compensation and seed investments, as described above. In addition, the current year included $6.0 million in gains associated with consolidated investment vehicles, as compared to $0.9 million in losses in fiscal 2014. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 17.7%, as compared to 15.7% in fiscal 2014. Operating margin, as adjusted, was 23.0%, as compared with 22.0% in the prior year.

•	Adjusted income was $378.8 million, or $3.26 per diluted share, compared to adjusted income of $417.8 million, or $3.41 per diluted share, in fiscal 2014.

Quarterly Business Developments and Recent Announcements

•	Western and Brandywine each received a U.S. Investment Management award from Institutional Investor. Brandywine won for Large Cap Value Equity and Western for Core Fixed Income.

•	Legg Mason ranked 10th in Barron’s “Best Mutual Fund Families of 2014” ranking, and 2nd in fixed income fund performance. The ranking measures diversified fund family performance for 2014.

•
The ClearBridge Aggressive Growth Fund and the Western Asset Managed Municipals Fund each won a 2015 Lipper Fund Award recognizing mutual funds that have demonstrated consistent, strong risk-adjusted returns against their peers.

•	Western won a "Marquee Award - Best Institutional Product Strategy" from Asian Investor magazine for Macro Opportunities.

Quarterly Performance

At March 31, 2015:
	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	67%	84%	86%	88%

% of Long-Term US Fund Assets Beating Lipper Category Average[3]
Equity	38%	57%	53%	63%
Fixed Income	80%	78%	77%	84%
Total US Fund Assets	55%	65%	63%	70%

Of Legg Mason’s long-term U.S. mutual fund assets, 45% were rated 4 or 5 stars by Morningstar.

(3) See “Supplemental Data Regarding Quarterly Performance” below

Balance Sheet
At March 31, 2015, Legg Mason’s cash position was $670 million. Total debt was $1.1 billion and stockholders' equity was $4.5 billion. The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 19%, consistent with the prior quarter. In the fourth fiscal quarter, the Company completed additional open market purchases of 1.6 million shares, which reduced weighted average shares by 682 thousand.

The Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.20 per share. This represents an increase of 25% on the dividend rate paid on shares of the Company’s common stock during the prior fiscal quarter. The dividend is payable July 13, 2015 to shareholders of record at the close of business on June 16, 2015.

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Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Mr. Sullivan, will be held at 8:00 am EDT today. The call will be open to the general public.  Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 39222252, at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.

A replay of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 39222252# when prompted.  Please note that the replay will be available beginning at 10:30 a.m. EDT on Friday, May 1, 2015, and ending at 11:59 p.m. EDT on Friday, May 15, 2015.

About Legg Mason
Legg Mason is a global asset management firm, with $703 billion in AUM as of March 31, 2015. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in the Company’s quarterly reports on Form 10-Q.

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately ninety percent of total AUM is included in strategy AUM as of March 31, 2015, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results. For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds (including fund-of-hedge funds) which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this table is provided solely for use in connection with this table, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • Royce & Associates • Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Fiscal Year Ended
	March	December	March	March	March
	2015	2014	2014	2015	2014
Operating Revenues:
Investment advisory fees:
Separate accounts	$204,525	$210,177	$197,446	$824,211	$777,420
Funds	385,040	388,589	377,108	1,544,494	1,501,278
Performance fees	24,089	29,134	16,972	83,519	107,087
Distribution and service fees	86,938	90,053	88,218	361,188	347,598
Other	1,754	1,031	1,652	5,694	8,374
Total operating revenues	702,346	718,984	681,396	2,819,106	2,741,757

Operating Expenses:
Compensation and benefits	303,640	319,746	297,451	1,232,770	1,210,387
Distribution and servicing	143,488	147,492	144,939	594,788	619,070
Communications and technology	48,755	47,109	40,803	182,438	157,872
Occupancy	26,829	33,212	32,599	109,708	115,234
Amortization of intangible assets	597	669	896	2,625	12,314
Other	50,087	51,388	45,367	198,558	195,987
Total operating expenses	573,396	599,616	562,055	2,320,887	2,310,864

Operating Income	128,950	119,368	119,341	498,219	430,893

Other Non-Operating Income (Expense):
Interest income	1,555	1,680	1,676	7,440	6,367
Interest expense	(14,058)	(12,183)	(14,294)	(58,274)	(52,911)
Other income (expense), net, including $107,074
debt extinguishment loss in July 2014	9,186	7,441	8,449	(85,280)	32,818
Other non-operating income (expense) of
consolidated investment vehicles, net	1,202	1,759	(3,224)	5,888	2,474
Total other non-operating income (expense)	(2,115)	(1,303)	(7,393)	(130,226)	(11,252)

Income Before Income Tax Provision	126,835	118,065	111,948	367,993	419,641

Income tax provision	42,807	38,017	46,856	125,284	137,805

Net Income	84,028	80,048	65,092	242,709	281,836
Less: Net income (loss) attributable
to noncontrolling interests	1,069	3,012	(3,855)	5,629	(2,948)

Net Income Attributable to Legg Mason, Inc.	$82,959	$77,036	$68,947	$237,080	$284,784

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.73	$0.67	$0.58	$2.06	$2.34

Diluted	$0.73	$0.67	$0.58	$2.04	$2.33

Weighted-Average Number of Shares
Outstanding: (1)
Basic	112,947	114,439	118,949	115,084	121,941
Diluted	114,331	115,692	119,850	116,311	122,383

(1)  Includes weighted-average unvested restricted shares deemed to be participating securities of 3,048, 3,094, and 3,586 for the quarters ended
     March 31, 2015, December 31, 2014, and March 31, 2014, respectively, and 3,065 and 3,599 for the years ended March 31, 2015 and
     March 31, 2014, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	March 2015			December 2014			March 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$702,518	$(172)	$702,346	$719,166	$(182)	$718,984	$681,709	$(313)	$681,396
Total operating expenses	573,334	62	573,396	599,574	42	599,616	561,958	97	562,055
Operating Income (Loss)	129,184	(234)	128,950	119,592	(224)	119,368	119,751	(410)	119,341
Other non-operating income (expense)	(3,270)	1,155	(2,115)	(4,387)	3,084	(1,303)	(3,828)	(3,565)	(7,393)
Income (Loss) Before Income Tax Provision	125,914	921	126,835	115,205	2,860	118,065	115,923	(3,975)	111,948
Income tax provision	42,807	—	42,807	38,017	—	38,017	46,856	—	46,856
Net Income (Loss)	83,107	921	84,028	77,188	2,860	80,048	69,067	(3,975)	65,092
Less: Net income (loss) attributable
to noncontrolling interests	148	921	1,069	152	2,860	3,012	120	(3,975)	(3,855)
Net Income Attributable to Legg Mason, Inc.	$82,959	$—	$82,959	$77,036	$—	$77,036	$68,947	$—	$68,947

	Years Ended
	March 2015			March 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$2,819,827	$(721)	$2,819,106	$2,743,707	$(1,950)	$2,741,757
Total operating expenses	2,320,709	178	2,320,887	2,310,444	420	2,310,864
Operating Income (Loss)	499,118	(899)	498,219	433,263	(2,370)	430,893
Other non-operating income (expense)	(136,186)	5,960	(130,226)	(10,333)	(919)	(11,252)
Income (Loss) Before Income Tax Provision	362,932	5,061	367,993	422,930	(3,289)	419,641
Income tax provision	125,284	—	125,284	137,805	—	137,805
Net Income (Loss)	237,648	5,061	242,709	285,125	(3,289)	281,836
Less: Net income (loss) attributable
to noncontrolling interests	568	5,061	5,629	341	(3,289)	(2,948)
Net Income Attributable to Legg Mason, Inc.	$237,080	$—	$237,080	$284,784	$—	$284,784

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Years Ended

	March	December	March	March	March
	2015	2014	2014	2015	2014

Net Income Attributable to Legg Mason, Inc.	$82,959	$77,036	$68,947	$237,080	$284,784

Plus (less):
Amortization of intangible assets	597	669	896	2,625	12,314
Contingent consideration fair value adjustment	—	—	—	—	5,000
Deferred income taxes on intangible assets:
Tax amortization benefit	34,315	35,362	33,692	139,046	134,871
U.K. tax rate adjustment	—	—	—	—	(19,164)

Adjusted Income	$117,871	$113,067	$103,535	$378,751	$417,805

Net Income per Diluted Share Attributable to Legg Mason, Inc.	$0.73	$0.67	$0.58	$2.04	$2.33

Plus (less):
Amortization of intangible assets	—	0.01	—	0.02	0.10
Contingent consideration fair value adjustment	—	—	—	—	0.04
Deferred income taxes on intangible assets:
Tax amortization benefit	0.30	0.30	0.28	1.20	1.10
U.K. tax rate adjustment	—	—	—	—	(0.16)

Adjusted Income per Diluted Share	$1.03	$0.98	$0.86	$3.26	$3.41

(1) See explanations for Use of Supplemental Non-GAAP Financial Information.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Years Ended

	March	December	March	March	March
	2015	2014	2014	2015	2014

Operating Revenues, GAAP basis	$702,346	$718,984	$681,396	$2,819,106	$2,741,757

Plus (less):
Operating revenues eliminated upon
consolidation of investment vehicles	172	182	313	721	1,950
Distribution and servicing expense excluding
consolidated investment vehicles	(143,474)	(147,481)	(144,925)	(594,746)	(619,022)

Operating Revenues, as Adjusted	$559,044	$571,685	$536,784	$2,225,081	$2,124,685

Operating Income, GAAP basis	$128,950	$119,368	$119,341	$498,219	$430,893

Plus:
Gains (losses) on deferred compensation
and seed investments, net	3,117	2,177	4,431	9,369	16,987
Contingent consideration fair value adjustment	—	—	—	—	5,000
Amortization of intangible assets	597	669	896	2,625	12,314
Operating income of consolidated investment
vehicles, net	234	224	410	899	2,370

Operating Income, as Adjusted	$132,898	$122,438	$125,078	$511,112	$467,564

Operating Margin, GAAP basis	18.4%	16.6%	17.5%	17.7%	15.7%
Operating Margin, as Adjusted	23.8	21.4	23.3	23.0	22.0

(1) See explanations for Use of Supplemental Non-GAAP Financial Information.

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
By asset class:
Equity	$199.4	$198.7	$193.6	$196.0	$186.4
Fixed Income	376.1	367.4	360.4	366.7	365.2
Long-Term Assets	575.5	566.1	554.0	562.7	551.6
Liquidity	127.2	143.0	153.8	141.6	150.2
Total	$702.7	$709.1	$707.8	$704.3	$701.8

	Quarters Ended					Years Ended
By asset class (average):	March 2015	December 2014	September 2014	June 2014	March 2014	March 2015	March 2014
Equity	$198.3	$200.0	$194.6	$189.3	$183.1	$195.4	$172.8
Fixed Income	373.2	365.8	364.1	363.4	360.8	367.1	358.7
Long-Term Assets	571.5	565.8	558.7	552.7	543.9	562.5	531.5
Liquidity	135.6	145.1	145.4	138.6	145.1	140.0	135.9
Total	$707.1	$710.9	$704.1	$691.3	$689.0	$702.5	$667.4

Component Changes in Assets Under Management
	Quarters Ended					Years Ended
	March 2015	December 2014	September 2014	June 2014	March 2014	March 2015	March 2014
Beginning of period	$709.1	$707.8	$704.3	$701.8	$679.5	$701.8	$664.6
Net client cash flows:
Equity	(1.4)	(1.1)	1.6	(1.8)	0.5	(2.7)	(5.0)
Fixed Income	7.6	9.9	(0.9)	2.5	(0.8)	19.2	1.2
Long-Term flows	6.2	8.8	0.7	0.7	(0.3)	16.5	(3.8)
Liquidity	(15.3)	(10.6)	12.7	(8.9)	8.6	(22.2)	12.1
Total net client cash flows	(9.1)	(1.8)	13.4	(8.2)	8.3	(5.7)	8.3
Market performance and other	2.7	3.1	(9.9)	5.7	14.0	1.6	30.2
Acquisitions (Dispositions), net	—	—	—	5.0	—	5.0	(1.3)
End of period	$702.7	$709.1	$707.8	$704.3	$701.8	$702.7	$701.8

Note 1: Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.
Note 2: During the quarter ended June 2014, certain client assets previously reported as Assets Under Management (AUM) have been reclassified as Assets Under Advisement (AUA). As a result of this change, $12.8 billion has been deducted from AUM, with the deduction reflected in Market performance and other. Included in the table is $12.6 billion in fixed income AUM in March 2014, primarily related to the low-fee sovereign mandate that has been reclassified to AUA.

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Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income” and “Operating Margin, as Adjusted” that management uses as benchmarks in evaluating and comparing our period-to-period operating performance.

Adjusted Income
We define “Adjusted Income” as Net Income Attributable to Legg Mason, Inc., plus amortization and deferred taxes related to intangible assets and goodwill, imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as intangible asset impairments, the impact of fair value adjustments of contingent consideration liabilities, if any, the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets, and loss on extinguishment of contingent convertible debt.

We believe that Adjusted Income provides a useful representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income Attributable to Legg Mason, Inc., but is not a substitute for Net Income Attributable to Legg Mason, Inc. and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Fair value adjustments of contingent consideration liabilities may or may not provide a tax benefit, depending on the tax attributes of the acquisition transaction. We consider Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of our operating results with the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions.

In calculating Adjusted Income, we adjust for the impact of the amortization of management contract assets and impairment of indefinite-life intangible assets, and add (subtract) the impact of fair value adjustments of contingent consideration liabilities, if any, all of which arise from acquisitions, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these items distort comparisons of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to Net Income Attributable to Legg Mason, Inc. in the calculation of Adjusted Income.  However, because of our net operating loss carry-forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and U.K. tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back, if applicable, non-cash imputed interest and the extinguishment loss on contingent convertible debt adjusted for amounts allocated to the conversion feature, as well as adding the actual tax benefits on the imputed interest that are not realized under GAAP. These adjustments reflect that these items distort comparisons of Legg Mason’s operating results to prior periods and the results of other asset management firms that have not engaged in significant acquisitions, including any related impairments, or issued/extinguished contingent convertible debt.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Accordingly, we monitor these items and their

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • Royce & Associates • Western Asset

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related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Related calculations of Adjusted Income Per Share - Diluted are performed using total diluted weighted common shares outstanding, which includes the weighted average of unvested restricted shares deemed to be participating securities.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “Operating Revenues, as Adjusted”.  The compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  We adjust for the impact of the amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Operating Revenues, as Adjusted also includes our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income Attributable to Legg Mason, Inc. and indicates what Legg Mason’s operating margin would have been without distribution revenues that are passed through to third parties as a direct cost of selling our products, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company’s operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • Royce & Associates • Western Asset